UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2007

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)		55426 (Mail: 55440)
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On October 22, 2007, General Mills, Inc. (the “Company”) terminated (effective October 25, 2007) its Credit Agreement, dated as of August 3, 2007 (the “Credit Agreement”), among the Company, the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent. The Credit Agreement provided $750 million of revolving credit to the Company and was scheduled to expire in December 2007. Several parties to the Credit Agreement are also parties to the Company’s other credit facilities.

The following table details the Company’s fee-paid committed credit facilities as of October 22, 2007, after giving effect to the termination of the Credit Agreement:

In Billions	Amount
Credit facility expiring:
October 2010	$1.10
October 2012	1.90
Total Committed Credit Facilities	$3.00

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 22, 2007

GENERAL MILLS, INC.

By:	/s/ Siri S. Marshall
Name: Siri S. Marshall Title: Senior Vice President, General Counsel & Secretary